AMENDMENT NO. 1

                                       TO

                            NOTE PURCHASE AGREEMENT


         THIS AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT (this "Amendment No. 1"), dated as of November 27, 1996(1), is made by and among AmeriKing, Inc. (formerly NRE Holdings, Inc.), a Delaware corporation (the "Company"), National Restaurant Enterprises, Inc., a Delaware corporation, and a wholly-owned subsidiary of Holdings ("NRE"), and PMI Mezzanine Fund L.P., a Delaware limited partnership (the "PMI"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Note Purchase Agreement, dated as of February 7, 1996, among the Company, NRE and PMI (the "Note Purchase Agreement").

                              W I T N E S S E T H:

         WHEREAS, the Company, NRE and PMI are parties to the Note Purchase Agreement; and

         WHEREAS, Section 3.3 of the Note Purchase Agreement provides for the prepayment of the Subordinated Notes upon the occurrence of certain events; and

         WHEREAS, the Company, NRE and PMI wish to amend Section 3.3 to provide for a modified prepayment premium with respect to the Subordinate Notes in the event the Company exercises its Special Call Right pursuant to Section 18 of Amendment No. 1 to Common Stock Purchase Warrants, dated as of the date hereof, and as set forth herein; and

         WHEREAS, PMI wishes to waive the Company's notice requirements pursuant to Section 3 of the Note Purchase Agreement in connection with the Company's proposed prepayment of the Subordinated Notes upon the consummation of the Company's public offering of securities, including Common Stock, as described in Amendment No. 4 to the Registration Statement on Form S-1 filed on November 1, 1996 (the "Offerings"); and

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties agree that, from and after the date hereof, the Note Purchase Agreement be, and hereby is, amended as follows:

--------------

(1) This is our expected pricing date; we would look to have this signed the night that we price; if the offerings price but do not close within 5 business days, this Agreement will be deemed void.





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                               A G R E E M E N T:

         SECTION 1. Amendment. Effective as of the date hereof, the Note Purchase Agreement shall be amended as follows:

         1.1. The following definition shall be inserted in appropriate alphabetical order in Section 2 of the Note Purchase Agreement:

              "Offering Prepayment Premium" shall mean an amount equal to $2,700,000.

         1.2. The definition of "Applicable Prepayment Premium" shall be amended by inserting the following at the end of the first sentence thereof:

              "plus, in the event that the Company has exercised its Special Call Right pursuant to Section 18 of the Warrants, the Offering Prepayment Premium".

         SECTION 2. Effective Date. This Amendment No. 1 shall take effect on the date hereof; provided, that in the event a closing of the Offering at which the Subordinated Notes are paid in full along with any Applicable Prepayment Premium (the "Closing") does not occur within five (5) Business Days of the date hereof, this Amendment No. 1 shall be deemed void and shall be of no further force and effect.

         SECTION 3. Waiver of Notice. PMI hereby waives any applicable notice requirements in connection with the prepayment of the Subordinated Notes with the net proceeds of the Offerings at the closing of such Offerings.

         SECTION 4. Effect of this Amendment No. 1 on the Other Terms of the Note Purchase Agreement. Except as expressly amended and modified herein, all other terms of the Note Purchase Agreement shall remain in full force and effect as originally made and entered into by the parties thereto.

         SECTION 5. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York (excluding provisions relating to choice of law).

         SECTION 6. Necessary Documents. The parties hereto agree to execute or cause to be executed at any time, any and all other documents or instruments necessary to carry out the terms of this Agreement.

         SECTION 7. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, and all signatures need not appear on any one counterpart.

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         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.



                                  AMERIKING, INC.


                                  By:
                                     -----------------------------------------
                                      Name:  A. Richard Caputo, Jr.
                                      Title:   Vice President



                                  NATIONAL RESTAURANT ENTERPRISES,
                                    INC.


                                  By:
                                     -----------------------------------------
                                      Name:  A. Richard Caputo, Jr.
                                      Title:    Vice President



                                  PMI MEZZANINE FUND, L.P.,
                                  a Delaware limited partnership

                                  By: Pacific Mezzanine Investors, L.L.C.
                                      a Delaware limited liability company,
                                      its General Partner


                                      By:
                                         -------------------------------------
                                           Name:
                                           Title:


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